Prospectus Supplement No. 1 dated May 4, 1999                    Rule 424(b)(3)
To Prospectus dated August 14, 1998                          File No.:333-60985



                             14,328,010 Shares

                                ACE LIMITED

                              Ordinary Shares
                          (par value 0.041666667)


         This Supplement No. 1 supplements the information contained in the prospectus of ACE Limited, a Cayman Islands company, dated August 14, 1998. This Supplement No. 1 adds selling shareholders who were not named in the prospectus.

         ACE has been informed by Insurance Partners Charman (Bermuda), L.P., a Bermuda limited partnership ("IPC"), and Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IPO"), that they intend to make pro rata distributions (the "Distributions") of an aggregate of 7,952,613 ordinary shares to their direct and indirect partners (each a "Partner"). The 7,952,613 ordinary shares represent all of the ordinary shares registered on behalf of IPC and IPO in the prospectus.

         The following table sets forth the names of the Partners offering ordinary shares under the prospectus, the estimated number of ordinary shares to be beneficially owned by each such Partner after giving effect to the Distributions and the number of ordinary shares which may be offered for sale pursuant to the prospectus by each such Partner. ACE has been informed by IPC and IPO that none of the Partners has held any position, office or other material relationship with ACE or any of its affiliates within the past three years other than as a result of his, her or its ownership of ordinary shares (or securities convertible into or exercisable for ordinary shares). None of the figures below for any selling shareholder individually represents 1% or more of ACE's outstanding ordinary shares.

         The ordinary shares listed in the following table may be offered from time to time by the Partners named below. However, such Partners are under no obligation to sell all or any portion of such ordinary shares, nor are the Partners obligated to sell any such ordinary shares immediately under the prospectus. The actual number of ordinary shares that will be beneficially owned by each Partner after giving effect to the Distributions may differ from the numbers listed below. In addition, although the total estimated number of ordinary shares to be distributed to the Partners listed in the table below may exceed the total number of ordinary shares held by IPC and IPO, the actual number of ordinary shares to be distributed to the Partners will not. Because the Partners may sell all or part of their ordinary shares, no estimate




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can be given as to the number of ordinary shares that will be held by any
Partner upon termination of any offering made hereby.

                                           Estimated
                                           Number of            Estimated
                                           Ordinary Shares      Number of
                                           Beneficially Owned   Ordinary Shares
Name of Partner                            Prior to Offering    Offered Hereby

Aon Corporation (1)                               318,973           318,973
A.P. Development & Services Corporation            51,036            51,036
American States Insurance Company                  63,795            63,795
BancBoston Investments Inc.                       127,589           127,589
Calconn Private Equities, L.P.                     25,386            25,386
Carlisle Ventures, Inc.                           382,768           382,768
Chase Manhattan Investment Holdings, L.P.         191,994           191,994
Cornerstone Private Equity, L.P.                  318,973           318,973
Credit Suisse First Boston Fund
   Investments 1994, L.P. (2)                     127,589           127,589
DLJ Fund Investment Partners, L.P.                 63,795            63,795
Executive Risk Indemnity Inc.                      63,795            63,795
Executive Risk Inc.                                 6,386             6,386
Steven M. Gluckstern                               82,061            82,061
Guaranty National Insurance Company                19,138            19,138
Security Insurance Company of Hartford             44,656            44,656
Richard M. Haverland                               83,378            83,378
JM Kaplan Fund, Inc.                               19,040            19,040
Kaplan Choate Special Situations, L.P.              6,347             6,347
The Lincoln National Life Insurance Company(3)    258,279           255,179
Robert A. Meister                                  25,518            25,518
National Academy of Sciences                       25,386            25,386
Estate of Michael D. Palm                          82,061            82,061
Phight, L.L.C.                                     63,795            63,795
Source One Mortgage Services Corporation          191,384           191,384
The Board of Trustees of the
     Leland Stanford Junior University             63,814            63,814
Sunapee Securities, Inc.                           12,759            12,759
Trustees of the Estate of Bernice P. Bishop       318,973           318,973
Ziff Investors Partnership, L.P. II               318,973           318,973
Zurich Reinsurance (North America), Inc.          318,973           318,973
Steven D. Germain                                   1,914             1,914
Thomas R. Dickson                                   1,595             1,595
Thomas M. Fink (4)                                  1,914             1,914
Isaac Mashitz                                       1,276             1,276




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Mark D. Mosca                                       1,276             1,276
Frank D. Pierson                                    2,552             2,552
Peter R. Porrino                                    1,276             1,276
Jay S. Ralph                                        1,595             1,595
Carol A. Rennie                                     1,914             1,914
Scott A. Roberts (5)                                1,914             1,914
Richard L. Sandor                                   6,379             6,379
John D. Shuck                                       1,276             1,276
Richard E. Smith                                    1,595             1,595
Eileen M. Sweeney                                   1,276             1,276
David L. Wasserman                                  1,595             1,595
Bradley E. Cooper                                  66,183            66,183
Susan S. Fleming                                    9,128             9,128
Frank D. Lackner                                   18,783            18,783
Eric C. Rahe                                        6,277             6,277
Robert A. Spass                                   297,024           297,024
Paul H. Warren                                     87,196            87,196
IPC GenPar (Bermuda) MGP, Ltd.                        473               473
IPC GenPar (Bermuda) SLP, Ltd.                        438               438
Centre Reinsurance Services (Bermuda) Limited      73,350            73,350
Centre Reinsurance Services (Bermuda) II          157,277           157,277
Insurance Partners Charman (Bermuda), L.P.          6,095             6,095
R. David Andrews                                    6,057             6,057
Glenn R. August                                   106,528           106,528
Daniel L. Doctoroff                               107,463           107,463
Jeffrey H. Freed                                    4,319             4,319
Steven B. Gruber                                  107,463           107,463
John R. Monsky                                      5,196             5,196
Peter G. Mulvihill                                  2,553             2,553
David G. Offensend                                 61,527            61,527
Anthony P. Scotto                                  17,660            17,660
Ian G. Wallace                                      3,884             3,884
Oak Hill Partners, Inc.                            63,157            63,157
FW Group GenPar, Inc.                                 892               892
FW GenPar, Inc.                                     2,342             2,342
Group 31, Inc.                                      1,476             1,476
FWI Investors, Inc.                               169,855           169,855
Capital Partnership                                20,244            20,244
J. Taylor Crandall                                 69,236            69,236
Bernard J. Carl                                     8,098             8,098
Thomas R. Delatour                                    357               357
William S. Janes                                    2,700             2,700
John P. Grayken                                     2,700             2,700
Shannon A. Fairbanks                                1,349             1,349




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Mark A. Wolfson                                     2,700             2,700
David G. Brown                                      6,714             6,714
Acadia Partners, L.P.                             491,079           491,079
Bradford E. Bernstein                               2,427             2,427
William H. Bohnsack                                   638               638
Diane L. Murray                                       162               162
Scott Krase                                           485               485
Chase Manhattan International Finance, Ltd.           527               527
MCLP I Limited Partnership                         58,889            58,889
Sheikh Abdulrahman Ali Al-Turki                   122,480           122,480
Arab Insurance Group (ARIG)                        61,240            61,240
Arab Investment and Management Corporation        122,480           122,480
Artal Luxembourg S.A.                             122,480           122,480
Bermuda Investors Limited                          61,240            61,240
Centre Reinsurance Limited                      1,195,188         1,195,188
Leyton, Ltd.                                        1,225             1,225
Laurence Cheng                                      1,225             1,225
Luc Gagnon                                          1,225             1,225
Michael Hamer                                       1,531             1,531
Chase Manhattan I.P. (Bermuda) Holdings Limited   272,266           272,266
Dresdner Bank AG, Grand Cayman Branch              55,116            55,116
Inmost Holdings Ltd.                               36,744            36,744
Mayfair Management Services S.A.                   24,496            24,496
Nattak Corporation                                 36,744            36,744
Sirocco Holdings Ltd.                             122,480           122,480
Insurance Partners Offshore (Bermuda), L.P.        51,973            51,973
IP/MCLP (Bermuda), Limited Partnership                394               394



(1) In addition, Aon Corporation owns options to purchase 5,000 ordinary shares of ACE at an exercise price of $40.00 per share.
(2) An affiliate of Credit Suisse First Boston Fund Investments 1994, L.P. served as a financial advisor to ACE in 1998 and received customary fees for such services.
(3) In addition to the ordinary shares offered hereby, The Lincoln National Life Insurance Company owns 3,100 ordinary shares of ACE.
(4) Mr. Fink worked as a consultant for CAT Ltd. prior to the acquisition of CAT Ltd. by ACE in 1998.
(5) Mr. Roberts is employed by Scudder Kempner, a firm that provides money management services for Tempest Reinsurance Company Limited, a subsidiary of ACE.